Exhibit 99.2

T00754-TBD See the reverse side for instructions on how to access materials. Important Notice Regarding the Availability of Materials You are receiving this communication because you hold securities in S&P Global Inc. ("S&P Global"). S&P Global has released informational materials regarding its previously announced spin-off of Mobility Global Inc. (the "Separation") that are now available for your review. This notice provides instructions on how to access such materials for informational purposes only. You may view the materials, which consist of the Information Statement, plus any supplements, prepared in connection with the Separation online at www.materialnotice.com and easily request a paper or e-mail copy (see reverse side). S&P GLOBAL INC.

T00755-TBD Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. How to View Online: Visit: www.materialnotice.com. Have the information that is printed in the box marked by the arrow above. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these materials, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.materialnotice.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@materialnotice.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow above in the subject line. Materials Available to VIEW or RECEIVE:

T00756-TBD THE SEPARATION WILL BE ACHIEVED THROUGH A PRO RATA DISTRIBUTION (THE "DISTRIBUTION") OF 100% OF THE SHARES OF COMMON STOCK OF MOBILITY GLOBAL INC. ("MOBILITY GLOBAL") TO THE HOLDERS OF S&P GLOBAL'S COMMON STOCK. IMMEDIATELY FOLLOWING THE DISTRIBUTION, WHICH WILL BE EFFECTIVE AS OF THE DATE AND TIME REFERENCED IN THE INFORMATION STATEMENT THAT MOBILITY GLOBAL HAS PREPARED IN CONNECTION WITH THE SEPARATION, MOBILITY GLOBAL WILL BE AN INDEPENDENT, PUBLIC COMPANY. NO VOTE OR OTHER ACTION IS REQUIRED TO RECEIVE SHARES OF MOBILITY GLOBAL COMMON STOCK IN THE DISTRIBUTION. YOU WILL NOT BE REQUIRED TO PAY ANYTHING FOR THE NEW SHARES OF MOBILITY GLOBAL COMMON STOCK OR TO SURRENDER ANY OF YOUR SHARES OF S&P GLOBAL COMMON STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU SHOULD NOT SEND US A PROXY.

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